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                                                                    EXHIBIT 16.1

                   LETTER RE: CHANGE IN CERTIFYING ACCOUNTANT

October 31, 2006


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:   Aventura Holdings, Inc.
      File Reference No. 814-00703


We were previously the independent registered public accounting firm for Aventura Holdings, Inc. and under the date of March 27, 2006, we reported on the financial statements of Aventura Holdings, Inc. as of December 31, 2005 and 2004, and for the period from January 1, 2005 to March 15, 2005 (pre-BDC), period from March 16, 2005 to December 31, 2005 (post -BDC) and for the years ended December 31, 2004 and 2003.

On October 31, 2006, we resigned as the independent registered public accounting firm. We have read Aventura Holdings, Inc.'s statements included in Item 5.01 as it pertains to Salberg & Company, P.A. on the Form 10-Q for the quarterly period ended September 30, 2006 of Aventura Holdings, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements.



Very truly yours,
SALBERG & COMPANY, P.A.


/s/ Scott D. Salberg
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Scott D. Salberg, CPA, CVA
For the Firm